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                                                                    Exhibit 12


                                 MCDONNELL DOUGLAS CORPORATION
                       COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                     (Dollars in Millions)



NINE MONTHS ENDED SEPTEMBER 30                     1996                1995

EARNINGS
  Earnings from continuing
    operations before income taxes                $     911           $     806
  ADD:  Interest expense                                187                 167
            Interest factor in rents                     39                  24
                                                ------------        ------------
                                                  $   1,137           $     997
                                                ============        ============


FIXED CHARGES
   Interest expense                               $     187           $     167
   Interest factor in rents                              39                  24
                                                ------------        ------------
                                                  $     226           $     191
                                                ============        ============

Ratio of earnings to fixed charges                     5.0X                5.2X
                                                ============        ============